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                                                                    EXHIBIT 5.1

                          ANDERSON KILL & OLICK, P.C.
                          1251 AVENUE OF THE AMERICAS
                         NEW YORK, NEW YORK 10020-1182

                                                              December 19, 1997

Coinmach Corporation
55 Lumber Road
Roslyn, New York 11576

 Re: Coinmach Corporation-
   Registration Statement on Form S-4

Ladies and Gentlemen:

  We have acted as special counsel to Coinmach Corporation, a Delaware corporation ("Coinmach"), in connection with the preparation and filing of a registration statement on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Registration Statement relates to the offer by Coinmach to exchange (the "Exchange Offer") $1,000 principal amount of its 11 3/4% Series D Senior Notes due 2005 (the "Exchange Notes") for each $1,000 principal amount of its outstanding Series B 11 3/4% Senior Notes due 2005 and its outstanding 11 3/4% Series C Senior Notes due 2005.

  The Exchange Notes will be issued pursuant to the provisions of an Indenture, dated as of October 8, 1997, by and between Coinmach and State Street Bank and Trust Company, as trustee (the "Indenture").

  In rendering this opinion, we have been furnished with and, without independent investigation but with your consent have relied upon, (i) certificates of officers, directors, employees and representatives of Coinmach with respect to certain factual matters, (ii) certificates, documents, instruments and assurances of public officials as we have deemed appropriate or advisable. We have also examined originals, or copies identified to our satisfaction as being true copies, of the documents listed below, and we have made no independent investigation of any factual information contained therein or contained in any documents incorporated by reference or otherwise referred to therein (collectively, the "Documents"):

    A. the Registration Statement;

    B. the Indenture;

    C. a Statement on Form T-1 under the Trust Indenture Act of 1939, as amended, relating to the Indenture;

    D. a form of global note evidencing the Exchange Notes;

    E. resolutions adopted by the board of directors of Coinmach, certified by the Secretary of Coinmach, authorizing the execution, delivery and performance of the Exchange Notes; and

    F. a Secretary's and Incumbency certificate for each of the officers of Coinmach.

  In addition, for the purposes of the opinion rendered herein, we have assumed with your permission and without independent verification:

    (a) that all signatures of all persons signing all Documents in connection with which this opinion is rendered are genuine and authorized;

    (b) that all Documents submitted to us as true copies, whether certified or not, conform to authentic original Documents;

    (c) the existence, good standing, capacity and, where applicable, qualification to do business, of all of the parties (other than Coinmach) to the Documents;
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Coinmach Corporation
December 19, 1997
Page 2

    (d) the corporate power and authority of each of the parties (other than Coinmach) to the Documents to enter into and perform their respective obligations under the Documents;

    (e) the due authorization, execution and delivery by all of the parties (other than Coinmach) to each of the Documents;

    (f) that each of the Documents constitutes the legal, valid and binding obligations of all of the parties thereto (other than Coinmach) enforceable against each of such parties in accordance with their respective terms; and

    (g) that the Documents accurately describe and contain the understandings of the parties, and that there are no oral or written statements or agreements that modify, amend or vary, or purport to modify, amend or vary, any of the terms of the Documents.

  Based upon the foregoing, we are of the opinion that, subject to the qualifications discussed herein, as of the date hereof, the Exchange Notes, when duly authorized, executed in the manner set forth in the Indenture and issued, sold and delivered in the manner set forth in the Registration Statement, and assuming due authentication by the Trustee, will be legally issued and will be binding obligations of Coinmach under the terms of the Indenture enforceable against Coinmach in accordance with their terms, except to the extent that such enforceability may be limited by (i) bankruptcy, insolvency, fraudulent conveyance, preferential transfer, reorganization, moratorium, receivership or other similar laws now or hereafter in effect relating to or affecting creditors' rights and remedies generally; or (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and by the discretion of the court before which any proceeding therefor may be brought.

  The foregoing opinion is subject to the following additional qualifications:

    (a) Our opinion is limited to the specific issues addressed herein and is limited in all respects to the laws as they exist on the date hereof and the facts as stated herein and purport to express what a court would conclude based on such facts. By rendering our opinion, we do not undertake to advise you of any changes in such laws or facts which may occur after the date hereof.

    (b) We express no opinion as to, or the effect or applicability of, any laws other than the laws of the State of New York and the Federal laws of the United States of America. We assume no responsibility with respect to the application to the subject transactions, or the effect thereon, of the laws of any other jurisdiction.

  This opinion is being rendered only to you for your exclusive benefit and is intended to be relied upon by you in connection with the Exchange Offer. This opinion is not to be quoted in whole or in part or otherwise referred to, nor is it to be filed with any governmental agency or any other person, firm or entity without our prior written consent. This opinion may not be used for any other purpose, or relied on by any other person, firm or entity for any purpose, without our prior written consent. Notwithstanding the foregoing, we hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement.

                                          Very truly yours,

                                          /s/ Anderson Kill & Olick, P.C.